SEPARATION AND GENERAL RELEASE AGREEMENT This Separation and General Release Agreement (this “Agreement”) is made and entered into by and between Semtech Corporation, a Delaware corporation (the “Company”), and Emeka Chukwu (“Executive”). Executive and the Company are parties to an Amended and Restated Indemnification Agreement for Directors and Executive Officers dated November 29, 2022 (the “Indemnification Agreement”), and an Invention Assignment & Secrecy Agreement dated November 20, 2006 and Employee Confidential Agreement and Proprietary Rights Assignment dated November 20, 2006 (together, the “Confidentiality Agreement”). In consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and Executive agree as follows: 1. Termination. Executive’s employment, and all other positions (as an officer, director, employee, member, manager and in any other capacity) Executive held, with the Company and each of its affiliates terminated effective November 10, 2023 (the “Separation Date”). Executive agrees that Executive currently holds no such position. 2. Severance Benefits. This Agreement shall become effective on the eighth day after Executive delivers this Agreement to the Company signed by Executive (the “Effective Date”), provided that Executive (a) signs and delivers this Agreement on or after the Separation Date and by no later than December 26, 2023 (with delivery of such executed Agreement to be to Jonathan Turner - Vice President, Talent Development, at Semtech Corporation, 200 Flynn Road, Camarillo, California, 93012-8790, so that it is received by that date), and (b) does not revoke this Agreement (or any portion hereof) pursuant to the terms of Section 7 below. In consideration of Executive’s agreements and releases set forth in this Agreement, and provided that Executive (a) timely executes and delivers this Agreement; (b) is not in breach or default of this Agreement or the Confidentiality Agreement; (c) has performed all obligations under this Agreement; and (d) has not revoked this Agreement (or any portion hereof) pursuant to Section 7 below; the Company agrees to pay or provide Executive with (1) cash severance to total $430,000 (the “Cash Severance”) to be paid as provided below and subject to the further terms set forth below, (2) the COBRA Benefit set forth below, and (3) continued vesting of the Executive’s Continued RSUs as defined and on the terms set forth below (such continued vesting, together with the Cash Severance and the COBRA Benefit, the “Severance Benefits”). The Cash Severance will be paid in a series of installment payments (each representing the applicable fraction of the total Cash Severance amount set forth above such that the total of all such installment payments are to equal the total Cash Severance amount set forth above), with an installment payment scheduled to be made on each regular Company payroll date in the period of time commencing with the first regular Company payroll date to occur after the Separation Date and continuing through and ending with the regular Company payroll date that occurs on the first anniversary of the Separation Date (or, if the first anniversary of the Separation Date is not a regular Company payroll date, the last regular Company payroll date to

2 occur before the first anniversary of the Separation Date); provided that the first such installment payment shall not be made until as soon as administratively practical for the Company following the Effective Date and such first installment payment shall include the amount of any such installment payments that would have otherwise (but for this delay) been paid prior to that date. The Company will pay or reimburse Executive for Executive’s premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) (including any applicable extension of Federal COBRA coverage through Cal- COBRA), at the same or reasonably equivalent medical coverage for Executive (and, if applicable, Executive’s eligible dependents) as in effect immediately prior to the Separation Date, to the extent that Executive elects such continued coverage; provided that the Company’s obligation to make any payment or reimbursement pursuant to this paragraph shall commence with continuation coverage for the month following the month in which the Separation Date occurs, and shall cease with continuation coverage for the month in which the first anniversary of the Separation Date occurs (or, if earlier, shall cease upon the first to occur of Executive’s death, the date Executive becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA or Cal-COBRA continuation coverage to Executive) (the “COBRA Benefit”). To the extent Executive elects COBRA coverage, Executive shall notify the Company in writing of such election prior to such coverage taking effect and complete any other continuation coverage enrollment procedures the Company may then have in place. The Company shall reimburse Executive for the COBRA premiums Executive pays pursuant to this paragraph (to the extent not paid directly by the Company) within thirty (30) days of Executive presenting proof of payment of such monthly COBRA premiums. Executive agrees to provide such proof of payment to the Company promptly after paying any applicable COBRA premium. The Company’s obligations as to payments or reimbursements pursuant to this paragraph are subject to the Company’s ability to comply with applicable law and provide such benefit without resulting in adverse tax consequences. The Company granted Executive stock options (the “Options”) and other Company equity awards (which could consist of restricted stock units, performance-based restricted stock units or other equity or equity-based awards) (“Equity Awards”). Executive previously received payment in full for any and all Equity Awards that vested in accordance with their terms on or before the Separation Date. Executive previously received payment in full for any and all vested Options that were exercised by Executive. As of the Separation Date, Executive holds no unexercised Options as to shares of Company common stock. On the Separation Date and except as provided below in this paragraph as to the Continued RSUs, all of Executive’s Equity Awards that were not then vested in accordance with their terms terminated. Executive has no further right in or with respect to any such terminated Equity Awards. The “Continued RSUs” are those Equity Awards granted by the Company to Executive in the form of restricted stock units subject only to time/service-based vesting requirements (with no performance-based vesting requirements) that were outstanding and unvested on the Separation Date and scheduled to vest on or before March 31, 2025 (i.e., Executive’s 21,240 restricted stock units scheduled to vest in March 2024 and 16,780 restricted stock units scheduled to vest in March 2025). Continued RSUs will continue to vest over the Consulting Term (as defined below) subject to Executive’s continued Service (as defined below) during the Consulting Term through the applicable vesting date.

3 Executive acknowledges and agrees that the Severance Benefits constitute payments and benefits that Executive would not otherwise be entitled to receive without entering into this Agreement, and constitute valuable and adequate consideration for the terms, conditions, and releases provided by Executive in this Agreement. Notwithstanding anything to the contrary in this Agreement, if Executive revokes this Agreement (or any portion hereof) pursuant to Section 7 or any revocation right provided by applicable law, then the Company shall have no obligation to pay or provide Executive with any of the Severance Benefits and the Consulting Period (as defined below) shall immediately terminate. Furthermore, if Executive breaches any of Executive’s obligations under this Agreement or under the Confidentiality Agreement before the first anniversary of the Separation Date, or if the Consulting Period terminates (other than due to Executive’s death) earlier than two months after the Separation Date, the Company shall have no obligation, and Executive shall have no right to receive, any portion of the Severance Benefits not theretofore actually paid; provided that in all cases the Company shall pay the first payment of the Cash Severance provided for above, which first payment (in and of itself) Executive agrees is good and sufficient consideration for Executive’s agreements and releases in this Agreement. 3. Acknowledgment of All Compensation Paid. Executive agrees that the Company has paid Executive all wages, bonuses, commissions and any other compensation earned by Executive during Executive’s employment with the Company (or any of its affiliates), including but not limited to accrued vacation, salary, bonuses, incentives, and other wages. Executive agrees that, except for the Severance Benefits on the terms and conditions set forth in this Agreement and except as provided in the next sentence, Executive is not entitled to receive any further compensation or benefits arising out of Executive’s employment or any other relationship with the Company or any of its affiliates. Executive’s vested benefit (if any) under the Executive Nonqualified Excess Plan of Semtech Corporation, as amended and restated, will be paid in accordance with the terms of such plan and Executive’s elections thereunder. Executive agrees that Executive has submitted for reimbursement any and all business expenses Executive incurred during Executive’s employment with the Company (to the extent not previously reimbursed) in accordance with the Company’s expense reimbursement policies. Executive’s coverage under the Company’s group healthcare insurance plan will end (or has ended, as the case may be) at the end of the month in which the Separation Date occurred; provided, however, that Executive will be eligible to continue healthcare coverage for Executive and Executive’s eligible dependents under the Company’s group health insurance plans in accordance with COBRA, provided that Executive makes a timely election for COBRA coverage. Executive and the Company agree that, effective immediately, Executive is no longer a participant in the Semtech Corporation Executive Change in Control Retention Plan and that Executive is not (and will not be) entitled to benefits under such plan or any other severance plan, policy or arrangement of the Company or any of its affiliates or any cash, equity, or equity-based incentive plan, policy or arrangement of the Company or any of its affiliates. 4. Consulting Engagement. The Company and Executive confirm that the Company engaged Executive as a consultant for the Consulting Period. The “Consulting Period” means the period of time commencing immediately following the Separation Date and ending on the first to occur of (a) March 31, 2025 or (b) the date of Executive’s death. Executive agrees that, during the Consulting Period, Executive will provide the Services to the Company in good faith and to the best of Executive’s abilities. The “Services” during the Consulting Period will

4 include transition support and such other services to the Company’s Board of Directors (the “Board”), its Chief Executive Officer (the “CEO”), and its Chief Financial Officer (the “CFO”) as they may reasonably request from time to time (such other services may include, without limitation, providing assistance and advice with respect to matters involving the Company’s business and operations, and the business and operations of the Company’s subsidiaries, in light of Executive’s knowledge and experience with the Company). Executive agrees to make himself available to perform the Services as reasonably requested by the Board, the CEO, or the CFO, and the Company agrees to reasonably accommodate Executive’s schedule in making its requests. It is acknowledged and agreed that there are no agreements between Executive and the Company, including, without limitation, this Agreement, that preclude Executive from working for other entities and/or individuals during and after the Consulting Period (subject, however, to Executive’s (i) ongoing compliance with Executive’s continuing obligations under the Confidentiality Agreement and this Agreement and (ii) compliance with the provisions of Section 9 below). Executive agrees that the Severance Benefits provided under this Agreement serve as consideration for (among other things) Executive providing the Services during the Consulting Period. For avoidance of doubt, Executive will not be entitled to any cash fees or other compensation for such Services. Executive agrees that (a) Executive will perform the Services in good faith and to the best of Executive’s abilities, and (b) Executive will not include in any work product or otherwise disclose or provide to the Company any confidential information, trade secrets or other proprietary information belonging to a third party. Executive acknowledges that, while Executive is providing the Services, Executive will not be an employee of the Company for any purpose whatsoever, including state and federal taxes and workers’ compensation insurance, but will be acting as an independent contractor with respect to the Services. As to the Consulting Period and the Services: (a) nothing contained in this Agreement shall be construed to imply an employment, joint venture, partnership or principal-agent relationship between the parties, and (b) neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party. Notwithstanding the foregoing, the Company may terminate the Consulting Period earlier than provided above if Executive materially breaches any of Executive’s ongoing obligations under this Agreement or under the Confidentiality Agreement. Executive agrees to treat as confidential under the Confidentiality Agreement (to the same extent as if it had been provided to Executive as an employee of the Company) any confidential information provided to Executive in the course of Executive performing the Services. 5. Release of Claims. Executive, on behalf of himself/herself and Executive’s descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby fully and forever releases the Company, its divisions, subsidiaries, parents, or

5 affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from, and agrees not to sue concerning, or in any manner institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive or they may possess against any of the Releasees arising from any acts or omissions that have occurred up until and including the date and time that Executive signs this Agreement (collectively, “Claims”), including, without limitation, (a) any and all Claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship; (b) any and all Claims for violation of any federal, state or municipal law, constitution, regulation, ordinance or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the federal Family Medical Leave Act; the California Business and Professions Code; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code; and all amendments to each such law; (c) any and all Claims for any wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; personal injury; invasion of privacy; false imprisonment; and conversion; (d) any and all Claims for wages, benefits, severance, vacation, bonuses, commissions, equity, expense reimbursements, or other compensation or benefits; and (e) any and all Claims for attorneys' fees, costs and/or penalties; provided, however, that the foregoing release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) Executive’s rights under this Agreement; (2) any right to indemnification that Executive may have pursuant to the Company’s bylaws or its corporate charter (or any corresponding provision of any subsidiary or affiliate of the Company), or under the Indemnification Agreement, with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to any service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical and dental coverage that Executive may have under COBRA; or (5) any rights to payment of any vested benefits that Executive may have under a retirement plan sponsored or maintained by the Company that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this release does not cover any Claim that cannot be released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, Executive waives, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Agreement. For clarity, and as required by law, such waiver does not prevent Executive from accepting a whistleblower award from the Securities and

6 Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Executive acknowledges and agrees that Executive has received any and all leave and other benefits that Executive is or was entitled to pursuant to the Family and Medical Leave Act of 1993. 6. Waiver of Unknown Claims. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Executive acknowledges that Executive later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts. 7. ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or claims that Executive may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and that this waiver and release is knowing and voluntary. This waiver and release do not, however, apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive further expressly acknowledges and agrees that: (a) In return for this Agreement, Executive will receive consideration beyond that to which Executive was entitled before executing this Agreement; (b) Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement; (c) Executive was given a copy of this Agreement on the Separation Date, and informed that Executive has forty-five (45) days within which to consider this Agreement and that if Executive wishes to execute this Agreement prior to the expiration of such 45- day period, Executive will have done so voluntarily and with full knowledge that Executive is waiving Executive’s right to have forty-five (45) days to consider this Agreement; and that such forty-five (45) day period to consider this Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Agreement in such forty-five (45) day period after Executive received it;

7 (d) Executive was informed that Executive has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Company nor Executive will have any obligation under this Agreement. Any notice of revocation must be sent by Executive in writing to the Company (attention Jonathan Turner - Vice President, Talent Development), 200 Flynn Road, Camarillo, California 93012-8790, so that it is received within the seven-day period following execution of this Agreement by Executive; (e) Executive has been informed in writing of the eligibility factors for the Company’s severance program in connection with the pending group layoff that is being implemented by the Company (the “Program”), any time limits applicable to the Program, the job titles and ages of all employees selected for the Program, and the ages and job titles of the employees in the same decisional unit or job classification as Executive who were not selected for the Program, as set forth in Exhibit A to this Agreement; and (f) Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. 8. No Transferred Claims. Executive represents and warrants that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof. 9. Non-Solicitation Covenant. 9.1 Non-Solicitation of Employees. To the fullest extent permitted under applicable law, Executive agrees that, for a period of one year from the Separation Date (the “Restricted Period”), Executive will not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees, contractors, or consultants to terminate their relationship with the Company or form any employment, contracting, or consulting relationship with any other person or entity. 9.2 Enforcement. Executive agrees and acknowledges that in the event of a breach of any of the provisions of this Section 9, the Company and/or its respective successors would sustain irreparable harm, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including but not limited to specific performance, temporary restraining orders, and preliminary and permanent injunctive relief restraining Executive from committing or continuing any such violation of this Section 9. The Restricted Period shall be extended for the period equal to the time period that Executive is in breach of any provision of this Section 9.

8 9.3 Acknowledgements. Executive acknowledges that the value of the Company’s trade secrets and other confidential and proprietary information, goodwill and customer relationships is substantial, and Executive further acknowledges and agrees that the nature of Executive’s position with the Company necessarily required the Company to disclose such information to Executive. Executive further acknowledges that the Company and its affiliated entities engage in business throughout the world and that the business is very competitive. Executive further acknowledges that the Company plans to continue to engage in its throughout the world during the Restricted Period. Executive further acknowledges and agrees that the covenants in this Section 9 are reasonable and necessary (i) in terms of geographic scope, duration, and range of activities; and (ii) to protect the Company’s trade secrets, goodwill, customer relationships and stable workforce. Accordingly, Executive agrees to the covenants in this Section 9. 9.4 Savings. Executive agrees that the covenants contained in this Section 9 shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed otherwise identical in terms. It is the desire and intent of the parties that the provisions of this Section 9 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Section 9 or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 9. Each provision of this Section 9 is separable from every other provision of this Section 9, and each part of each provision of this Section 9 is separable from every other part of such provision. 10. Return of Property and Certain Other Covenants. 10.1 Return of Property. Executive represents and warrants that Executive has returned to the Company (a) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized electronic information, that refer, relate or otherwise pertain to the Company or any of its affiliates that were in Executive’s possession, subject to Executive’s control or held by Executive for others; and (b) all property or equipment that Executive has been issued by the Company or any of its affiliates during the course of Executive’s employment or property or equipment that Executive otherwise possessed, including any keys, credit cards, office or telephone equipment, computers (and any software, power cords, manuals, computer bag and other equipment that was provided to Executive with any such computers), tablets, smartphones, and other devices. Executive acknowledges and agrees that Executive is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any property or equipment of the Company or any of its affiliates. Executive

9 further agrees that Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any of its affiliates that has been or is inadvertently directed to Executive following the Separation Date. Executive agrees that Executive’s timely compliance with this paragraph is a condition precedent to Executive’s receipt of the Severance Benefits provided under this Agreement. 10.2 Non-Disparagement. Executive agrees that Executive will not make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company or any of its subsidiaries, including negative references to the Company’s or any of its subsidiaries’ services, products, policies, directors, officers, managers, or employees, or take any other action that may disparage the Company or any of its subsidiaries to the general public and/or the Company’s or any of its subsidiaries’ employees, clients, suppliers, and/or business partners. The Company will instruct its executive officers and directors to not disparage Executive. 10.3 Confidentiality of this Agreement. Executive agrees that Executive will keep the terms of this Agreement confidential, and will not, except as required by law, disclose such terms to any person other than Executive’s immediate family or professional advisers (who also must keep the terms of this Agreement confidential). 10.4 Defend Trade Secrets Act and other Exceptions. Notwithstanding the foregoing, nothing in this Section 10, or in the Integrated Agreement (as defined below), prevents Executive (or any other person) from discussing or disclosing information about a dispute involving sexual assault or sexual harassment or other unlawful acts in the workplace (such as harassment or discrimination or any other conduct Executive has reason to believe is unlawful). Furthermore, nothing in this Section 10 or in the Integrated Agreement prevents Executive (or any other person) from truthfully responding to a lawful and valid subpoena or other legal process, but (as to any such response by Executive) Executive agrees to give the Company the earliest possible notice thereof and Executive shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and Executive shall assist the Company and such counsel in resisting or otherwise responding to such process. Notwithstanding any confidentiality obligations set forth in this Agreement or in the Integrated Agreement, Executive understands that, pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”), Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive further understands that if a court of law or arbitrator determines that Executive misappropriated Company trade secrets willfully or maliciously, including by making permitted disclosures without following the requirements of the DTSA as detailed in this Section 10.4, then the Company may be entitled to an award of exemplary damages and attorneys’ fees against Executive.

10 11. Miscellaneous. 11.1 Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. 11.2 Reliance; Amendments. The Company and the other Releasees are entitled to rely on this Agreement and, except as provided in Section 7, this Agreement is irrevocable by Executive and cannot be unilaterally changed by Executive. This Agreement may not be modified or amended, in whole or in part, except in a formal, definitive written agreement expressly referring to this Agreement, which agreement is signed by an authorized officer of the Company and by Executive. 11.3 No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless in writing and signed by the party asserted to have granted such waiver. 11.4 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or an arbitrator, as the case may be, to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. 11.5 Assignment and Successors. (a) This Agreement is personal to Executive and shall not be assignable by Executive. This Agreement shall be binding upon Executive’s heirs, executors, administrators and other legal representatives. In the event Executive dies prior to receiving the full amount of the payments due to Executive pursuant to this Agreement, any remaining payments due to Executive shall be paid to Executive’s estate.

11 (b) The Company may assign its rights and obligations under this Agreement, and this Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires ownership of the Company or to which the Company assigns this Agreement by operation of law or otherwise. 11.6 No Representations. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as expressly set forth in this Agreement. 11.7 Interpretation. Executive has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. 11.8 Review of Agreement. Executive recognizes that this is a legally binding contract and acknowledges and agrees that Executive has had the opportunity to consult with legal counsel of Executive’s own choice. Executive specifically acknowledges and agrees that Executive has read and understands this Agreement and the releases it contains, is entering into this Agreement freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so. 11.9 Headings; Construction. The section and paragraph headings and titles contained in this Agreement are inserted for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders and the neutral. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. 11.10 Electronic Signatures. This Agreement may be signed and/or transmitted by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), it being understood that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. Executive further consents and agrees that (a) to the extent Executive signs this Agreement using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), Executive is signing this Agreement electronically, and (b) electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures. 11.11 No Wrongdoing. This Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by either Executive or the Company, either previously or in connection with this Agreement, shall be deemed or construed

12 to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other or to any third party. 11.12 No Liens. Executive represents and warrants that (a) Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released in this Agreement. 11.13 Tax Matters. The Company and Executive intend that all payments made and benefits provided under this Agreement are either exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. The payments and benefits referenced and provided for in this Agreement are subject to all applicable withholding requirements. Except for the Company’s withholding right, Executive will be solely responsible for any and all taxes that may be due with respect to the payments and benefits referenced and provided for in this Agreement. Executive agrees that the Company will treat Executive as having a “separation from service” (within the meaning of Section 409A) with the Company on the Separation Date. 11.14 Entire Agreement. This Agreement, together with the Indemnification Agreement, and the Confidentiality Agreement (all together, the “Integrated Agreement”), embodies the entire agreement of the parties hereto respecting the matters within its scope and is an integrated agreement. The Integrated Agreement supersedes all prior or contemporaneous agreements of the parties hereto and that directly or indirectly bear upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof or of any portion of the Integrated Agreement shall be deemed to have been merged into the Integrated Agreement, and to the extent inconsistent with the Integrated Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. The Integrated Agreement is a fully integrated agreement. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth in the Integrated Agreement. For clarity, the Indemnification Agreement and the Confidentiality Agreement continue in effect in accordance with their terms. 11.15 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic transmission (including e-mail) if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent: (x) if to the Company, to the Company at the address of its principal executive offices and to the attention of its Chief Administrative Officer, (y) if to Executive, to Executive at Executive’s last address as reflected in the

13 Company’s payroll records, or (z) in either case, at such other address as such party may designate by ten days advance written notice to the other party hereto. 11.16 Supplementary Documents. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms. [The remainder of this page has intentionally been left blank. The signature page follows.]

14 I HAVE READ THE FOREGOING AGREEMENT AND I ACCEPT AND AGREE TO THE PROVISIONS IT CONTAINS AND HEREBY EXECUTE IT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. “EXECUTIVE” /s/ Emeka Chukwu Emeka Chukwu Date: November 10, 2023 “COMPANY” Semtech Corporation, a Delaware corporation By: Title: Date: _______________________